UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court Suite 101
Richmond, Virginia		23226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 331-6521

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2026, Blue Ridge Bankshares, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to consider and vote on the following proposals: (1) to elect five Company directors for a term of one year each until the 2027 annual meeting of shareholders; and (2) to ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for 2026.

As of April 23, 2026, the record date for the Annual Meeting, there were 89,796,993 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, there were present in person or by proxy 80,605,074 shares of the Company’s common stock, which constituted a quorum to conduct business at the meeting. The voting results for each proposal are set forth below.

Proposal 1: Election of Directors

The individuals named below were elected to serve as directors of the Company for a one-year term expiring at the 2027 Annual Meeting of Shareholders:

Name	For	Withheld	Non-votes
Heather M. Cozart	66,662,862	2,429,770	11,511,542
Harry Golliday	67,398,679	1,694,853	11,511,542
Otis S. Jones	66,177,074	2,916,458	11,511,542
Anthony R. Scavuzzo	60,084,858	9,008,674	11,511,542
William W. Stokes	66,873,409	2,220,123	11,511,542

Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2026

Shareholders ratified the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for 2026.

For	Against	Abstain	Non-votes
80,371,599	217,271	16,205	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date:	June 18, 2026	By:	/s/ Judy C. Gavant
Judy C. Gavant Executive Vice President and Chief Financial Officer